Exhibit 10.3
[*Some dollar amounts, percentages and personal contact information have been omitted from this agreement in connection with a request for confidential treatment. The omitted information has been filed separately with the Securities and Exchange Commission as part of the request for confidential treatment. The omitted information is indicated by a blank and marked with an asterisk]
SPURLOCK/LUCKING GROUP
MINERAL LEASE
LESSEE:
American West Potash, LLC
LESSOR:
James Marlin Gale, Evelyn W. Lucking, David Glen Spurlock, Ransom
Theodore Spurlock, Robert H.W.W. Spurlock, Vincent Pride Spurlock
and Nancy Elizabeth Winn

MINERAL LEASE
This mineral lease (the “Lease”) is entered into by and between James Marlin Gale, a married man, David Glen Spurlock, a married man as his sole and separate property, Ransom Theodore Spurlock Jr., a married man, Robert H. W.W. Spurlock, a married man, Vincent Pride Spurlock, a married man and Nancy Elizabeth Winn, a married woman and Evelyn Lucking, a married woman, (collectively the “Spurlock/Lucking Group” or “Lessor”), and American West Potash, LLC, a Delaware limited liability company (“Lessee”), each a “Party” and sometimes collectively referred to as the “Parties.”
RECITALS
A.	Lessee is managed and 50% owned by Prospect Global Resources, Inc., a Nevada corporation (“PGRI”).
B.
Lessor and Lessee have entered into a Potash Sharing Agreement (the “Agreement”) of even date herewith, through which Lessee will pay a royalty to Lessor on a percentage of gross sales on potash production from the Royalty Pool Area located within lands as more specifically described therein (the “Royalty”);

C.	Lessor and Lessee have previously entered into an Exclusivity Agreement dated April 20, 2011 (the “Term Sheet”) and the Agreement and this Lease supersede and replace the Term Sheet; and

D.
Lessor is the record title owner of the mineral estate (the “Mineral Estate” or the “Property” as further described at Appendix A), which is a split estate and is located in Apache County, Arizona. Lessee intends to develop the Mineral Estate for mining related purposes.

In consideration of the payment of rents, bonuses and royalties set forth herein and of performance by the parties of each of the provisions set forth herein, the parties agree as follows:
Article 1
LEASED MINERAL ESTATE
1.1
Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, for the Term, at the Annual Rental rate and in accordance with the provisions of this Lease, the Mineral Estate described in Appendix A, and as generally depicted in Appendix B (the “Location Map”) attached hereto.

1.2
LESSEE TAKES THE MINERAL ESTATE “AS IS” AND “WITH ALL FAULTS.” LESSOR MAKES NO EXPRESSED OR IMPLIED WARRANTIES OF ANY KIND OR NATURE AS TO THE FEASIBILITY, VALUE, AMOUNT, GEOLOGICAL NATURE OF ANY MINERALS LOCATED WITHIN THE MINERAL ESTATE OR THE AVAILABILITY OF ANY NECESSARY RESOURCES TO DEVELOP THE MINERAL ESTATE, SUCH AS WATER OR ACCESS TO THE SURFACE OF THE MINERAL ESTATE.

1.3	The Mineral Estate is limited to “Authorized Minerals” as such term is defined in the Agreement.
Article 2
TERM
2.1
The term of this Lease shall commence the 27th day of July, 2011 (“Effective Date”), and expire on the date (the “Expiration Date”) of termination of the Agreement or as otherwise provided herein (the “Term”).

2.2
Upon the sale, exchange, redemption, reconveyance, relinquishment or taking, whether by eminent domain or institutional use, the lease of all or any portion of the Mineral Estate shall terminate on the date of such taking as to the property so taken.

Article 3
BONUS AND RENT
3.1
Pursuant to the Term Sheet, consideration for a license to conduct prior seismic surveys by Lessee on the Mineral Estate, Lessee paid Lessor the sum of _____ Dollars ($)* upon commencement of the seismic surveys on the Mineral Estate (the “License Payment”) and agreed to hold harmless and indemnify Lessee from any claims or third party claims related to Lessee’s conduct of the survey work.

3.2
Lessor shall pay rent to Lessee as follows for the use and occupancy of the Mineral Estate during the term of this Lease without offset or deduction and without notice or demand, as established, on an annual basis on the first day of each calendar year the amount of _____ Dollars ($)* (the “Annual Rent”).

3.3
Lessor shall make an initial bonus payment in the amount of _____ Dollars ($)* to Lessee upon completion of a mineral resource estimate report containing information required by Canadian NI 43-101 and covering the Royalty Pool Area and other areas controlled by Lessee (“NI-43-101 Report”) and upon Lessee’s decision to proceed with a bankable feasibility study and related development of a mine plan which shall occur no later than twelve (12) months following the Effective Date (the “Initial Bonus Payment”). Lessee shall deliver a copy of the NI 43-101 Report to Lessor upon its completion.

3.4
Lessor shall make a subsequent bonus payment to Lessee in the amount of _____ Dollars ($)*on or prior to one hundred twenty (120) days following Lessor’s application for any mining permit on private, state or federal land in either Navajo or Apache County, Arizona that includes plans to utilize any portion of the Royalty Pool Area, which payment shall occur no later than thirty-six (36) months from the Effective Date of this Lease (the “Subsequent Bonus Payment”).

3.5	The License Payment, the Annual Rent, and the Initial and Subsequent Bonus Payments shall not be refundable to Lessee and are not recoverable from Lessor’s obligation to pay Royalties.
Article 4
[INTENTIONALLY OMITTED]
Article 5
ROYALTY
5.1	Royalties on Authorized Minerals. Royalty on Authorized Minerals extracted from the Royalty Pool Area shall be paid by Lessee to Lessor in accordance with the Agreement.
Article 6
USE OF MINERAL ESTATE
6.1
Purpose. The Mineral Estate is leased to Lessee for the purposes of mineral extraction of Authorized Minerals and for no other purpose or use whatsoever. This Lease confers on Lessee the right to extract and ship Authorized Minerals from the Mineral Estate.

6.2
Exclusive Extraction. Lessee shall be solely responsible for all costs and expenses associated with the development of any facilities necessary for extraction, processing and sale of Authorized Minerals in the Royalty Pool Area (the “Facilities”). Lessor shall have no ownership interest or management rights associated with the Facilities.

Article 7
[INTENTIONALLY OMITTED]
Article 8
TAXES; ADDITIONAL AMOUNTS
8.1
Lessee shall pay all assessments and charges for utilities and communication services, and assessments imposed pursuant to any construction on the Mineral Estate, all permit and authorization fees, all taxes, duties, charges and assessments of every kind or nature imposed by any public, governmental or political subdivision authority pursuant to any currently or subsequently enacted law, ordinance, regulation or order, which during the term of this Lease, becomes due or are imposed upon, charged against, measured by or become a lien on (a) the Mineral Estate, (b) any improvements or personal property of Lessee located on the Mineral Estate, and (c) the interest of Lessee to this Lease or in the proceeds received by Lessee from any assignment or sublease of the Mineral Estate.

8.2	Lessee shall pay or cause to be paid all amounts required to be paid under Section 8.1 before any interest, penalty, fine or cost accrues for nonpayment.
Article 9
WAIVER
9.1	Acceptance of any payments by Lessor shall not constitute a waiver by Lessor of any violation by Lessee of the provisions of this Lease.
9.2	No waiver of a breach of any provision of this Lease shall be construed as a waiver of any succeeding breach of the same or any other provision.
Article 10
[INTENTIONALLY OMITTED]
Article 11
LESSEE’S COOPERATION; INGRESS AND EGRESS
11.1
Representatives of Lessor may enter, and Lessee shall maintain access to the Mineral Estate held under Lease, at reasonable times to inspect the workings, improvements and other facilities used to extract or sever minerals from the Mineral Estate. Representatives of Lessor may enter the Facilities and the Mineral Estate at reasonable times to obtain factual data or access to records pertinent to mineral production required to be kept under the terms of the Lease and otherwise ascertain compliance with law and the terms of this Lease. Lessee will make this data and records available at the Facilities and/or such other location as Lessee notifies Lessor.

11.2
Inspections, investigations and audits conducted under Section 11.1 shall be on reasonable notice to Lessee unless reasonable grounds exist to believe that notice would frustrate the enforcement of law or the terms of the Lease.

Article 12
LOSS OR WASTE
12.1	Lessee shall not cause nor grant permission to another to cause any waste in or upon the Mineral Estate.
Article 13
[INTENTIONALLY OMITTED]
Article 14
PROTECT MINERAL PRODUCTS
14.1
Lessee is hereby authorized to use means which are reasonable and which do not result in a breach of the peace or in creating a concealed hazard, to protect the Mineral Estate against waste, damage and trespass. In the event of known trespass on the Mineral Estate resulting in damage thereto, Lessee shall make reasonable efforts to notify Lessor and appropriate law enforcement authorities.

14.2	Lessee shall, at its expense, fence all shafts, prospect holes, adits, tunnels and other dangerous mine workings for the protection of public health and safety and livestock.
Article 15
ASSIGNMENT
15.1
This Lease is intended only to benefit the Parties hereto and their respective successors and assigns. Any transfer, assignment, sale or other disposal of all or any portion of Lessee’s interest under this Lease shall only be permissible if the prospective transferee has first deliver to Lessor a written and enforceable undertaking agreeing to be bound by all the terms and conditions of this Lease.

15.2	Copies of all assignments pertaining to the Mineral Estate shall be filed with Lessor.

Article 16
[INTENTIONALLY OMITTED]
Article 17
CONDEMNATION
17.1
Termination. If the whole or materially all of the Mineral Estate shall be taken or condemned, this Lease shall cease and terminate and all Royalty and other charges hereunder shall be apportioned as of the date of vesting of title in such taking or condemnation proceedings. For the purposes of this Article, a taking or condemnation of materially all of the Mineral Estate, as distinguished from a taking or condemnation of the whole of the Mineral Estate, means a taking of such scope that (a) the untaken portion of the Mineral Estate is not reasonably usable for Lessee’s purposes or is insufficient to permit the reclamation of the then existing improvements thereon or is insufficient to permit the recovery of the cost of reclamation of the then existing improvements thereon, or (b) the remaining untaken portion of the Mineral Estate and the improvements thereon are incapable of producing a proportionately fair and reasonable net annual income, taking into consideration the payment of all operating expenses thereof including but not limited to the Royalty and other charges, if any, herein reserved and after the performance of all covenants, agreements and provisions herein provided to be performed by Lessee. The determination of what constitutes a fair and reasonable net annual income shall be governed by reference to the average net annual income produced by the Mineral Estate during the five-year period immediately preceding the taking (or, if the taking occurs during the first five years of the Lease term, during the Lease term to date). As used above, the term “operating expenses” does not include depreciation or income taxes. If there is any controversy as to whether materially all of the Mineral Estate has been taken, the controversy shall be resolved by arbitration.

If materially all of the Mineral Estate is taken or condemned, then Lessee, at its option, upon thirty (30) days prior notice to Lessor, given at any time within ninety (90) days after the vesting of title in the condemnor, may cancel and terminate this Lease as to the entire Mineral Estate. The charges hereunder shall be prorated as of this date of termination.

17.2
No Termination. In the event of a partial taking or condemnation, i.e., a taking or condemnation of less than materially all of the Mineral Estate, this Lease (except as hereinafter provided) shall nevertheless continue.

17.3
Temporary Taking. If the whole or any part of the Mineral Estate or of Lessee’s interest under this Lease be taken or condemned by any competent authority for its or their temporary use or occupancy for a period which is fewer than four (4) months, this Lease shall not terminate by reason thereof and Lessee shall continue to pay, in the manner and at the times herein specified, the full amounts of Royalty and other charges, if any, payable by Lessee hereunder, and, except only to the extent that Lessee may be prevented from so doing pursuant to the terms of the order of the condemning authority, to perform and observe all of the other terms, covenants, conditions and obligations hereof upon the part of Lessee to be performed and observed, as though such taking or condemnation had not occurred. If the whole or any part of the Mineral Estate or Lessee’s interest in this Lease be taken or condemned by a competent authority for its or their temporary use or occupancy for a period which is in excess of four (4) months, this Lease may be terminated at the option of Lessee upon notice given within thirty (30) days of the taking or condemnation. Notwithstanding anything to the contrary herein, in the event of any temporary taking or condemnation Lessee shall, if this Lease has not been terminated as provided in this Section, be entitled to receive the entire amount of any award made for such taking or condemnation, whether paid by way of damages or otherwise, unless such period of temporary use or occupancy shall extend to or beyond the expiration or termination of this Lease, in which case such award shall be apportioned between Lessor and Lessee as of such date of expiration or termination.

Article 18
WATER RIGHTS
18.1	This Lease creates no interest in or title to any surface or groundwater rights Lessor may have.
18.2
If Lessee uses, on the Mineral Estate, surface or groundwater from a source not on the Mineral Estate, that use alone shall not (1) cause such water or any rights with respect to that water to be appurtenant to the Mineral Estate, or (2) affect in any way Lessee’s rights with respect to the water.

18.3	[Intentionally Omitted]
18.4
Nothing in the provisions of this Lease shall affect the validity of any rights established by or for Lessor or Lessee with respect to surface water, as defined in A.R.S. §45-101 or other groundwater prior to the Effective Date of this Lease.

Article 19
DEFAULT AND CANCELLATION
19.1	Violation by Lessee of any provision of this Lease shall be a default hereunder entitling Lessor to any and all remedies it may have under Arizona law.

19.2 [Intentionally Omitted]
19.3 [Intentionally Omitted]
Article 20
HOLDOVER LESSEE
20.1
Within one hundred twenty (120) days after expiration or termination of this Lease, Lessee agrees to surrender to Lessor peaceful and uninterrupted possession of the Mineral Estate. Holdover tenancy by Lessee is prohibited and shall be deemed a trespass for which Lessor may seek all appropriate legal remedies; except that a Lessee in good standing who has filed a timely application for renewal may continue to occupy and use the Mineral Estate, pursuant to the terms of this Lease, pending action on the renewal application by Lessor.

Article 21
INDEMNIFICATION AND INSURANCE
21.1	Lessee hereby expressly agrees to the following indemnity and insurance provisions:
21.1.1
Irrespective of any insurance carried by Lessee for the benefit of Lessor, Lessee hereby expressly agrees to indemnify and hold Lessor harmless, or cause Lessor to be indemnified and held harmless, from and against all liabilities, obligations, damages, penalties, claims, causes of action, costs, charges and expenses, including attorney’s fees and costs, which may be imposed upon or incurred by or asserted against Lessor by reason of the following: (i) any accident, injury or damage to any person or property occurring on or about the Mineral Estate or any portion thereof as a result of Lessee’s operations on the Mineral Estate commencing on April 20, 2011; (ii) any use, nonuse or condition of the Mineral Estate or any portion thereof; or (iii) any failure on the part of Lessee to perform or comply with any of the provisions of this Lease; except that none of the foregoing shall apply to Lessor’s gross negligence or willful misconduct. In case any action or proceeding is brought against Lessor by reason of any such occurrence, Lessee, upon Lessor’s request and at Lessee’s expense, will resist and defend such action or proceeding, or cause the same to be resisted and defended either by counsel designated by Lessee or, where such occurrence is covered by liability insurance, by counsel designated by the insurer. This section shall survive the expiration or any termination of this Lease.

21.1.2
Lessee, at its expense, shall at all times during the term of this Lease, and any extension thereof, maintain in full force a policy or policies of comprehensive liability insurance, written by one or more responsible insurance companies licensed to do business in the State of Arizona, and each policy shall be written on an occurrence basis, which insure Lessee and Lessor against liability for injury to persons and property and death of any person or persons occurring in, on or about the Mineral Estate, or arising out of Lessee’s maintenance, use and occupancy thereof. All public liability and personal property damage policies shall contain a provision that Lessor, named as an additional insured, shall be entitled to recovery under the policies for any loss occasioned to it, its servants, agents and employees by reason of the negligence or wrongdoing of Lessee, its servants, agents, and employees or sublessees. Further, the policies shall provide that their coverage is primary over any other insurance coverage available to Lessor, its servants, agents and employees. All policies of insurance delivered to Lessor must contain a provision that the company writing the policy shall give to Lessor thirty (30) days notice in writing in advance of any cancellation or lapse, or the effective date of any reduction in the amounts of insurance. Insurance policies must be in the amounts set forth in paragraph 3 below.

21.2
In case an action or proceeding is brought against Lessor by reason of any such occurrence, Lessee, upon Lessor’s request and at Lessee’s expense, will resist and defend such action or proceedings, or cause the same to be resisted and defended either by counsel designated by Lessee or, where such occurrence is covered by liability insurance, by counsel designated by the insurer.

21.3	[Intentionally Omitted]
21.4
Minimum Scope and Limits of Insurance: Lessee shall provide coverage with limits of liability not less than those stated below and in no event shall the limits of coverage be less than the coverage provided by Lessee to the Arizona State Lands Department.

21.4.1	Commercial General Liability — Occurrence Form: Policy shall include bodily injury, property damage, personal injury and broad form contractual liability coverage.

21.4.2	General Aggregate — $2,000,000

21.4.3	Products — Completed Operations Aggregate — $2,000,000

21.4.4	Personal and Advertising Injury — $2,000,000

21.4.5	Each Occurrence — $2,000,000

21.4.6	Blanket Contractual Liability — Written and Oral — $2,000,000

21.4.7	XCU — Coverage for Mining Operations — $2,000,000

21.4.8	Fire Damage (any one fire) — $500,000

21.4.9	Medical — $50,000

21.4.10	The policy shall be endorsed to add Lessor as an additional insured with respect to liability arising out of the use and/or occupancy of the Mineral Estate subject to this Lease.
21.5	Excess Liability/Umbrella — Occurrence Form. Excess Liability is to follow form of the Commercial General Liability policy in Section 21.4.1 with the minimum amount of $5,000,000.

21.6	Automobile Liability — To cover all owned, non-owned, hired, leased vehicles of Lessee in the minimum amount of $1,000,000.

21.7	Additional Insurance Requirements: The policies shall include, or be endorsed to include, the following provisions:
21.7.1
Lessor, its officers, officials, agents, and employees wherever additional insured status is required. Such additional insured shall be covered to the full limits of liability purchased by Lessee, even if those limits of liability are in excess of those required by this Lease.

21.7.2	Lessee’s insurance coverage shall be primary insurance with respect to all other available sources.

21.7.3	Coverage provided by Lessee shall not be limited to the liability assumed under the indemnification provisions of this Lease.
21.8
Notice of Cancellation: Each insurance policy required by the insurance provisions of this Lease shall not be suspended, voided, cancelled, reduced in coverage or in limits except after thirty (30) days’ prior written notice has been given to Lessor. Such notice shall be sent directly to Lessor as provided at Section 25.7 herein.

21.9
Acceptability of Insurers: Insurance is to be placed with duly licensed or approved non-admitted insurers in the State of Arizona with an “A.M. Best” rating not less than A-VII. The State of Arizona in no way warrants that the above-required minimum insurer rating is sufficient to protect Lessee from potential insurer insolvency.

21.10
Verification of Coverage: Lessee shall furnish Lessor with certificates of insurance (ACORD form or equivalent approved by Lessor) as required by this Lease. The certificates for each insurance policy are to be signed by a person authorized by that insurer to bind coverage on its behalf. All certificates and endorsements are to be received and approved by Lessor before the lease term commences. Each insurance policy required by this Lease must be in effect at or prior to the commencement of the Lease and must remain in effect for the duration of the Lease. Failure to maintain the insurance policies as required by this Lease or to provide timely evidence of renewal will be considered a material breach of the Lease. All certificates required by this Lease shall be sent directly to Lessor. Lessor reserves the right to require complete, certified copies of all insurance policies and endorsements required by this Lease at any time.

21.11
Approval: Any modification or variation from the insurance requirements in this Lease must have prior approval from Lessor, whose decision shall be final. Such action will not require a formal Lease amendment, but may be made by administrative action.

Article 22
ENVIRONMENTAL MATTERS
22.1
Definition of Regulated Substances and Environmental Laws. For purposes of this Lease, the term “Environmental Laws” shall include but not be limited to any relevant federal, state, or local environmental laws, and the regulations, rules and ordinances, relating to environmental matters, and publications promulgated pursuant to the local, state, and federal laws and any rules or regulations relating to environmental matters applicable to Lessee’s operations on the Mineral Estate. For the purpose of this Lease, the term “Regulated Substances” shall include but not be limited to substances defined as “regulated substance,” “solid waste,” “hazardous waste,” “hazardous materials,” “hazardous substances,” “toxic materials,” “toxic substances,” “inert materials,” “pollutants,” “toxic pollutants,” “herbicides,” “fungicides,” “rodenticides,” “insecticides,” “contaminates,” “pesticides,” “asbestos,” “environmental nuisance,” “criminal littering,” or “petroleum products” as defined in Environmental Laws.

22.2
Compliance with Environmental Laws and Operating Permits. Lessee shall strictly comply with all Environmental Laws, including, without limitation, water quality, air quality, and handling, transportation, storage, treatment, or disposal of any Regulated Substance on, under, or from the Mineral Estate. Without limiting the foregoing, compliance includes that Lessee shall: (i) comply with all reporting obligations imposed under Environmental Laws; (ii) obtain and maintain all permits required by Environmental Laws, and permits required to operate the Facilities, mine and produce the Authorized Minerals and conduct operations authorized by this Lease and provide a copy to Lessor within ten business days of receipt of the permit; (iii) provide copies of all material documentation relating to the Mineral Estate as required by Environmental Laws to Lessor within ten business days of Lessee’s submittal and/or receipt of the documentation; (iv) during the Term of this Lease, provide copies of all material information it receives or obtains regarding any and all environmental matters relating to the Mineral Estate, including but not limited to environmental audits relating to the Mineral Estate regardless of the reason for which the information was obtained or whether or not the information was required by Environmental Laws; and (v) prevent treatment, storage, disposal, handling or use of any Regulated Substances within the Mineral Estate without prior written authorization from Lessor.

22.3
Designated Compliance Officer. Lessee at all times shall employ or designate an existing employee, consultant or representative (the “Designated Compliant Officer”) who is responsible for knowing all Environmental Laws affecting Lessee and Lessee’s business and monitoring Lessee’s continued compliance with applicable Environmental Laws. Upon request by Lessor, Lessee shall make the Designated Compliance Officer available to discuss Lessee’s compliance, answer any questions, and provide such reports and confirming information as Lessor may reasonably request.

22.4
Audit. No more than once in any five year period, Lessor may request Lessee to provide an environmental audit of the Mineral Estate performed by an Arizona registered professional engineer or an Arizona registered geologist. Lessee shall pay the entire cost of the audit.

22.5	[Intentionally omitted]
22.6
Indemnity for Environmental Damage. Lessee shall defend, indemnify and hold Lessor harmless from and against any and all liability, obligations, losses, damages, penalties, claims, environmental response and cleanup costs and fines, and actions, suits, costs, taxes, charges, expenses and disbursements, including legal fees and expenses of whatever kind or nature (collectively, “claims” or “damages”) imposed on, incurred by, or reserved against Lessor in any way relating to or arising out of any non-compliance by Lessee, Lessee’s successors or sublessees, with any Environmental Laws, the existence or presence from and after the Effective Date of any Regulated Substance, on, under, or from the Mineral Estate, and any claims or damages in any way relating to or arising out of the removal, treatment, storage, disposition, mitigation, cleanup or remedying of any Regulated Substance on, under, or from the Mineral Estate by Lessee, its agents, contractors, or subcontractors.

22.7
Scope of Indemnity. This indemnity shall include, without limitation, claims or damages arising out of any and all violations of Environmental laws by Lessee on the Mineral Estate. This indemnity shall survive the expiration or termination of this Lease and/or transfer of all or any portion of the Mineral Estate and shall be governed by the laws of the State of Arizona.

22.8
Lessee’s Participation in the Defense. In the event any action or claim is brought or asserted against Lessor which is or may be covered by this indemnity, Lessee shall fully participate, at Lessee’s expense, in the defense of the action or claim including but not limited to the following: (i) the conduct of any required cleanup, removal or remedial actions and/or negotiations, (ii) the conduct of any proceedings, hearings, and/or litigation, and (iii) the negotiation and finalization of any agreement or settlement. Lessor shall retain the right to make all final decisions concerning the defense.

22.9
Remediation. Prior to the termination of this Lease and in addition to those obligations set forth in this Lease, Lessee shall restore the Mineral Estate by removing any and all Regulated Substances placed on the Mineral Estate by or on behalf of Lessee. If the Mineral Estate or any portions thereof are damaged or destroyed from the existence or presence of any such Regulated Substance or if the Mineral Estate or any portions thereof are damaged or destroyed in any way relating to or arising out of the removal, treatment, storage, disposition, mitigation, cleanup or remedying of any such Regulated Substance, Lessee shall arrange, at its expense, for the repair, removal, and remediation of the Mineral Estate, to the satisfaction of Lessor. In any event, any damage, destruction, or restoration by Lessee shall not relieve Lessee from its obligations and liabilities under this Lease.

Article 23
[INTENTIONALLY OMITTED]
Article 24
[INTENTIONALLY OMITTED]
Article 25
MISCELLANEOUS
25.1	This Lease grants Lessee only those rights expressly granted herein.
25.2	This Lease is subject to and Lessee will comply with all current and subsequently enacted rules, regulations and laws applicable hereto as though fully set forth herein.
25.3
Lessor shall be forever wholly absolved from any liability for damages which might result to Lessee in the event this Lease is found to be void, canceled, forfeited or terminated prior to the Expiration Date.

25.4	[Intentionally omitted]

25.5
In any action arising out of this Lease, the prevailing party shall recover reasonable attorneys’ fees incurred therein in addition to the amount of any judgment, costs and other expenses as determined by the court.

25.6	No provisions of this Lease shall create any right or interest in Lessee to an ownership interest in the Mineral Estate.
25.7
All notices and communications required or permitted under this Lease shall be in writing and addressed as set forth below. Any communication or delivery hereunder shall be deemed to have been duly made and the receiving Party charged with notice (i) if personally delivered, when received, (ii) if sent by facsimile transmission, when received, or (iii) if sent by overnight courier, one day after sending. All notices shall be addressed as follows:

If to Lessee:
American West Potash LLC
600 17th Street, Suite 2800-South
Denver, Colorado 80202
Attn: Patrick L. Avery, President
Facsimile: (720) 294-0402
If to Lessor:
James Marlin Gale
                     *
Evelyn W. Lucking
                     *
David Glen Spurlock
                     *
Ransom Theodore Spurlock
                     *
Robert H.W.W. Spurlock
                     *

Vincent Pride Spurlock
                     *
and
Nancy Elizabeth Winn
                     *
Any Party may, by written notice so delivered to Lessor, change the address or individual to which delivery shall thereafter be made.
25.8	[Intentionally omitted]
25.9
This Lease and the Agreement, together with all attached Appendices, embodies the whole agreement of the parties. There are no other agreements or terms, oral or written. This document supersedes all previous communications, representations and agreements, oral or written, between the parties.

25.10
This Lease may only be amended in writing signed by all the Parties, and any rights hereunder may not be waived except by an instrument in writing signed by the Party to be charged with such waiver and delivered by such Party to all Parties. The waiver or failure of any Party to enforce any provision of this Lease shall not be construed or operate as a waiver of any further breach of such provision or of any other provision of this Agreement.

25.11	The Parties may record a written short form or memorandum of this Lease which is sufficient to be entitled to be recorded in the real property records under the laws of the State of Arizona.
25.12
Lessor acknowledge that Lessee is managed and partially owned by PGRI, which is a public company, and that consequently this Lease agreement and a description of this Lease may be required to be filed by PGRI with and/or reported to the Securities and Exchange Commission and may be required to be filed with, reported to or otherwise disclose to other applicable regulatory organizations. Subject to PGRI’s legal reporting obligations, each Party agrees to treat any information as confidential, including information set forth in reports delivered.

25.13	The headings of the Articles and Sections of this Agreement are for guidance and convenience of reference only and shall not limit or otherwise affect any of the terms or provisions of this Lease.
25.14
This Lease may be executed by the Parties in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same instrument. Signatures of the Parties transmitted by facsimile or electronic scan transmission in .pdf format shall be considered binding.

25.15
References made in this Lease, including use of a pronoun, shall be deemed to include where applicable, masculine, feminine, singular or plural, individuals or entities. As used in this Lease, “person” shall mean any natural person, corporation, partnership, trust, limited liability company, court, agency, government, board, commission, estate or other entity or authority.

25.16
This Lease and the transactions contemplated hereby and any arbitration or dispute resolution conducted pursuant hereto shall be construed and enforced in accordance with, and governed by, the laws of the State of Arizona, without regard to its conflicts of laws rules. The Parties shall attempt to resolve any dispute that may arise in connection with this Lease through a process of mediation administered by a mediation service provider mutually agreed upon by the Parties (the “Mediation Service Provider”). The complaining Party must notify the other Party or Parties that a dispute exists and, for a period of ten (10) days, the Parties shall attempt to agree on the Mediation Service Provider. If, during such ten-day-period the Parties cannot agree upon a Mediation Service Provider, the Mediation Service Provider shall be appointed by the American Arbitration Association. A designated individual mediator will then be selected in accordance with the rules of the Mediation Service Provider to conduct the mediation; provided that such mediator must have experience in the mining industry and must not have any conflict of interest. The mediation will be a nonbinding conference between the Parties conducted in accordance with the applicable rules and procedures of the Mediation Service Provider. The Parties shall attempt to settle the dispute by participating in at least ten (10) hours of mediation at the offices of the Mediation Service Provider. No Party may initiate litigation or arbitration proceedings with respect to any dispute until the mediation of such dispute is complete with the sole exception of seeking emergency relief from a court of competent jurisdiction, as described below. Any mediation will be considered complete: (i) if the Parties enter into an agreement to resolve the dispute; (ii) with respect to the Party submitting the dispute to mediation, if the other Party or Parties fail to appear at or participate in a reasonably scheduled mediation conference; or (iii) if the dispute is not resolved within five days after the mediation is commenced, provided the Parties have participated in at least ten hours of mediation, as provided above. EACH OF THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LEASE AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS LEASE.

25.17	[Intentionally omitted].
25.18
It is the intent of the Parties that the provisions contained in this Lease shall be severable. Should any provisions, in whole or in part, be held invalid as a matter of law, such holding shall not affect the other portions of this Lease, and such portions that are not invalid shall be given effect without the invalid portion.

25.19
The Parties agree that legal remedies may be inadequate to enforce the provisions of this Lease and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Lease.

IN WITNESS WHEREOF the Parties have executed this Lease effective as of the Effective Date.
LESSEE:
AMERICAN WEST POTASH LLC

By:
Patrick L. Avery
Its: Manager
LESSOR:
SPURLOCK/LUCKING GROUP
_____________________________
James Marlin Gale
_____________________________
Evelyn W. Lucking
_____________________________
David Glen Spurlock
_____________________________
Ransom Theodore Spurlock
_____________________________
Robert H.W.W. Spurlock
_____________________________
Vincent Pride Spurlock
_____________________________
Nancy Elizabeth Winn

APPENDIX A
LEGAL DESCRIPTION OF MINERAL ESTATE
Lessor’s interest in and to the Mineral Estate in Authorized Minerals in the following described lands located in Apache County, Arizona:

Originating
Instrument
Type/Recorded
	Record			Sections	Document No.,
	Owner			(all except	Apache County,
Party Name	Name	Township	Range	where noted)	Arizona
Spurlock/Lucking Group Mineral Estate	17N 17N 18N 19N 20N	25E 26E 26E 26E 26E	1, 3, 5, 7, 9, 11, 13, 15, 17, 19, 21, 23

1, 3, 5, 7, 9, 11, 13, 15, 17, 19, 21, 23

25, 27, 29, 31, 33, 35

1, 3, 9, 11, 13, 15, 21, 23, 25, 27, 29(SE/4 — 160ac), 31, 33, 34(SW/4 of NW/4 — 40ac), 35

13, 21, 23, 25, 27, 33, 35

21(S/2 — 320ac), 22(S/2 — 320ac), 23(S of railroad — 375), 27(N of railroad — 50ac), 28(NE/4, E/2 of NW/4, NE/4 of SW/4 — 280ac), 29(S of I-40 — 440ac), 31, 33(W of Rio Puerco — 69ac)	Warranty Deed recorded at Book 1, Page 597

Warranty Deed recorded at Book 1, Page 597

Quitclaim Deed recorded at Book 12, Page 569

Warranty Deed recorded at Book 1, Page 597

Warranty Deed recorded at Book 1, Page 597

Warranty Deed recorded at Book 1, Page 597 (as to 28 and 90ac of 31)

Warranty Deed recorded at Book 29, Page 114 (as to remaining sections and 550ac of 31)

APPENDIX B
GENERAL LOCATION MAP